UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 19, 2012

AllianceBernstein Holding l.p.
(Exact name of registrant as specified in its charter)

Delaware	001-09818	13-3434400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) is furnishing the news release it issued on October 24, 2012 announcing financial and operating results for the quarter ended September 30, 2012 (“3Q12 Release”).  The 3Q12 Release is attached hereto as Exhibit 99.01.

AllianceBernstein Holding is furnishing its Third Quarter 2012 Review, dated October 24, 2012 (“3Q12 Review”).  The 3Q12 Review is attached hereto as Exhibit 99.02.

AllianceBernstein Holding is furnishing a transcript of its conference call with analysts relating to the 3Q12 Release and the 3Q12 Review (“3Q12 Transcript”).  The call took place on October 24, 2012. The 3Q12 Transcript is attached hereto as Exhibit 99.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On October 19, 2012, Dominique Carrel-Billiard, Chief Executive Officer of AXA Investment Managers S.A., a subsidiary of AXA, resigned from the Board of Directors of AllianceBernstein Corporation, general partner of AllianceBernstein L.P. and AllianceBernstein Holding, in order to focus on his other job-related responsibilities.

Item 7.01.	Regulation FD Disclosure.

AllianceBernstein Holding is furnishing the 3Q12 Release, which is attached hereto as Exhibit 99.01.

AllianceBernstein Holding is furnishing the 3Q12 Review, which is attached hereto as Exhibit 99.02.

AllianceBernstein Holding is furnishing the 3Q12 Transcript, which is attached hereto as Exhibit 99.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.01	3Q12 Release.

99.02	3Q12 Review.

99.03	3Q12 Transcript.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AllianceBernstein Holding l.p.

Dated: October 25, 2012	By:	/s/ John C. Weisenseel
John C. Weisenseel
Chief Financial Officer